UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: December 9, 2009

ABAKAN INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-52784 (Commission File Number)	N/A (IRS Employer Identification Number)

Robert Miller, Chief Executive Officer

2829 Bird Avenue, Suite 12, Miami, Florida 33133
(Address of principal executive offices)

(786) 206-5368
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   □     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   □     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 11, 2009 Abakan Inc. (the “Company”) entered into an Investment Agreement (“Agreement”) with MesoCoat, Inc., an Ohio based advanced nanocomposite ceramic-metallic (cermet) coatings company (“MesoCoat”) and Powdermet Inc., its majority shareholder. MesoCoat is in the process of building a diversified, patented product platform that consists of environmentally friendly coating compositions and breakthrough methods of applying coatings to large surface areas.

Pursuant to the Agreement, the Company subscribed to a fully diluted thirty four percent (34%) equity interest in MesoCoat in exchange for $1,400,000 and a series of options to acquire up to one hundred percent (100%) of MesoCoat on the satisfaction of certain conditions. The closing of the Agreement also entitled the Company to appoint two directors to MesoCoat’s five person board of directors.

The initial option entitles the Company to subscribe to an additional seventeen percent (17%) equity interest in MesoCoat in exchange for two million eight hundred thousand dollars ($2,800,000) within twelve (12) months of the closing date of the Agreement. Exercise of the initial option would increase the Company’s holdings to a fully diluted fifty one percent (51%) of MesoCoat and entitle the Company’s management to offer an independent director to serve as one of the five appointed to the MesoCoat board of directors. Further, the exercise of the initial option would cause the Shareholders Agreement, executed concurrently with the Agreement, to become effective. The Shareholders Agreement governs the actions of MesoCoat shareholders in certain aspects of corporate action and creates an obligation for existing shareholders and any new shareholders to be bound in like manner.

The second option entitles the Company is to subscribe to an additional twenty four percent (24%) equity interest in MesoCoat in exchange for sixteen million dollars ($16,000,000) within twelve (12) months of the exercise of the initial option. Exercise of the second option would increase the Company’s holdings to a fully diluted seventy five percent (75%) of MesoCoat and entitle the Company’s management to appoint a fourth director to MesoCoat’s five person board of directors.

The third option entitles outside shareholders of MesoCoat, for a period of twelve (12) months after the exercise of the second option, to cause the Company to pay an aggregate amount of fourteen million six hundred thousand dollars ($14,600,000) payable in shares of the Company’s common stock or a combination of cash and stock, as provided in the Agreement, in exchange for all remaining shares of MesoCoat, on a fully diluted basis, not then held by the Company.

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

On December 1, 2009 the Company authorized the issuance of 4,600,000 restricted shares of common stock and authorized the delivery of 2,300,000 share purchase warrants for cash consideration of $2,300,000 in connection with an equity financing to six investors or affiliates pursuant to the exemptions from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) as follows:

Investor	Units	Consideration	Exemption	Shares	Warrants
JTE Finanz AG	1,750,000	$875,000	Reg. S	1,750,000	875,000
Cat Brokerage AG	1,750,000	$875,000	Reg. S	1,750,000	875,000
MeesPierson (C.I.) Limited	700,000	$350,000	Reg. S	700,000	350,000
Prosper Financial Inc.	260,000	$130,000	Sec. 4(2)	260,000	130,000
DPG Ventures LLC	90,000	$45,000	Sec. 4(2)	90,000	45,000
Stratton SA	50,000	$25,000	Reg. S	50,000	25,000

No commission was paid in connection with the offering.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the “issuer safe harbor”), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the “resale safe harbor”). An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S.

The Company complied with the requirements of Regulation S of the Securities Act by (i) having no directed offering efforts made in the United States, (ii) offering only to offerees who were outside the United States at the time the securities were delivered, and (iii) ensuring that the offerees to whom the shares were delivered were non-U.S. offerees with addresses in foreign countries.

The Company complied with the requirements of Section 4(2) based on the following factors: (i) the issuances were isolated private transactions by the Company which did not involve a public offering; (ii) the offerees committed to hold the securities for investment purposes; (iii) there were no subsequent or contemporaneous public offerings of the securities; (iv) the securities were not broken down into smaller denominations; and (v) the negotiations for the sale of the securities took place directly between the offerees and the Company.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)     Effective December 11, 2009 the board of directors of the Company accepted the resignation of Maria C. Maz as its chief financial officer and principal accounting officer.

(c)     Effective December 11, 2009 the Company’s board of directors appointed David Greenbaum as its chief financial officer and principal accounting officer.

David Greenbaum brings venture capital, business development, and early-stage operating experience to the Company.  Mr. Greenbaum has been engaged by the Company since September of 2008. Prior experience includes employment as a Director of Strategy, Mergers and Acquisitions for Interval Leisure Group, Inc. (Nasdaq: IILG), a hotel, resort and real estate based business (2006-2008).  Mr. Greenbaum has also worked as an Associate at Plum Capital, an early stage media and entertainment-focused venture capital fund (2005-2006). Mr. Greenbaum holds an MBA in Finance and Strategy from the Yale School of Management and a BA in Political Science from Brown University.

The Company has entered into an employment agreement with Mr. Greenbaum dated December 11, 2009 in connection with his appointment as chief financial officer and principal accounting officer. The agreement provides for a salary of $72,000 per annum in addition to standard health insurance benefits over a two year term. Mr. Greenbaum has also been granted 200,000 stock options with an exercise price of $0.60 per share over a ten year term pursuant to the Abakan Inc. 2009 Stock Option Plan. A third of the stock options vested on the execution of the agreement, a third will vest on the one year anniversary of the agreement, and a third at the conclusion of the term. Further, Mr. Greenbaum’s management company, DPG Ventures LLC has participated in a private placement of the Company’s common stock pursuant to which it purchased 90,000 units comprised of 90,000 common shares and 45,000 purchase warrants.

Mr. Greenbaum is not related to any members of the Company’s board of directors.

ITEM 7.01      REGULATION FD DISCLOSURE

The information contained herein includes a press release attached to this current report in Item 9.01 as Exhibit 99 which is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Exchange Act or the Securities Act only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

The exhibits required to be attached by Item 601 of Regulation S-K are filed herewith.

           Exhibit No.     Page No.     Description

            10 (i)              Attached     Investment Agreement dated December 9, 2009

99                   Attached     Press Release dated December 14, 2009 in connection with the execution of the Investment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                Abakan Inc.                                         Date

By: /s/ Robert Miller                                   December 15, 2009

Name: Robert Miller

Title: Chief Executive Officer